Exhibit 99.1

SYSTEMAX REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

-Sales Increase Over 10% to $251 Million-
- Board Declares $0.16 Dividend -

PORT WASHINGTON, NY, May 4, 2021 – Systemax Inc. (NYSE: SYX) today announced financial results for the first quarter ended March 31, 2021.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
	2021	2020
Net sales	$251.1	$227.3
Gross profit	$77.3	$76.7
Gross margin	30.8%	33.7%
Operating income from continuing operations	$6.6	$11.5
Operating margin	2.6%	5.1%
Net income from continuing operations	$5.5	$8.3
Net income per diluted share from continuing operations	$0.14	$0.21

Net income (loss) from discontinued operations	$9.7	$(0.1)
Net income (loss) per diluted share from discontinued operations	$0.25	$0.00
*	Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31. For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month. The actual fiscal quarters ended on April 3, 2021 and March 28, 2020 and the first quarter of both 2021 and 2020 included 13 weeks.

First Quarter 2021 Financial Summary:

•Consolidated sales increased 10.5% to $251.1 million compared to $227.3 million last year.
•Consolidated operating income from continuing operations declined 42.6% to $6.6 million compared to $11.5 million last year.
•Net income per diluted share from continuing operations decreased 33.3% to $0.14 compared to $0.21 last year.

Barry Litwin, Chief Executive Officer, said, “We had another strong top line performance as first quarter revenue increased 10.5% to $251 million, our third consecutive quarter of double-digit growth. Sales reflect a continued recovery in core categories, which finished the quarter with a strong March, and solid demand for our Global Industrial branded products. We are pleased with core category performance, and given the signs of an improving economy, we remain optimistic about the demand environment. However, we were disappointed with our freight margin and resulting overall profitability which reflects the impact of the February winter storms, increased costs related to the transition to a new third party logistics provider, inflationary freight pressures, and a write down of personal protective equipment inventory. These events were partially offset by improved product margins, as well as selling, distribution and administrative leverage. We believe that many of the negative drivers of first quarter margin performance are temporary and will ease as we move through the summer.”

“We continued to execute on our Accelerating the Customer Experience ("ACE") strategy and make strategic investments in our growth. These efforts are improving our ability to deliver an exceptional customer experience. As part of these investments, we made a strategic decision to enhance our fulfillment capabilities by transitioning to a new third party logistics provider. We anticipate, this relationship will allow for better long-term cost management and drive continuous improvement of our customer’s experience. In addition, we are advancing our digital transformation to further capitalize on the huge shift in business to business e-commerce adoption, and our leading e-commerce capabilities and functionality continue to improve. We have several initiatives underway that highlight the product knowledge, expertise, and solutions we provide, and we continue to expand our line of Global Industrial branded products, which are a significant point of differentiation in the marketplace. With a strong platform and powerful customer growth model we believe we are well positioned to enhance our position as an indispensable business partner to our customers.”

At March 31, 2021, the Company had total working capital of $88.3 million, cash and cash equivalents of $36.9 million and excess availability under its credit facility of approximately $72.5 million. Operating cash flow provided by continuing operations in the quarter was $8.9 million. The Company’s Board of Directors has declared a cash dividend of $0.16 per share to common stock shareholders of record at the close of business on May 17, 2021, payable on May 24, 2021.  The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Systemax Inc. will host a conference call and question and answer session on its first quarter 2021 results today, May 4, 2021 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America going to market through a system of branded e-commerce websites and relationship marketers.    The primary brand is Global Industrial.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance. Forward-looking statements may include, but are not limited to statements regarding: i) projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures; ii) fluctuations in general economic conditions; iii) future operations, such as, risks regarding strategic business initiatives, plans relating to new distribution facilities, plans for utilizing alternative sources of supply in response to government tariffs and trade actions and/or due to supply chain disruptions arising from the Coronavirus pandemic, and plans for new products or services; iv) plans for acquisition or sale of businesses, including expansion or restructuring plans; v) financing needs, and compliance with financial covenants in loan agreements; vi) assessments of materiality; vii) predictions of future events and the effects of pending and possible litigation; and viii) assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates,"

"expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements.
Forward-looking statements in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain and undue reliance should not be placed on them. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: general economic conditions, such as customer inventory levels, interest rates, borrowing ability and economic conditions in the manufacturing and/or distribution industries generally, as well as government spending levels, will continue to impact our business; the temporary closing of many businesses, and reduced business activity, during the Coronavirus pandemic has negatively impacted the general economy, and decreased customer purchasing volume, generally, which negatively affected our business and may do so in future quarters until general business activity reaches pre-pandemic levels; additionally governmental mandated shutdowns of or restrictions on entities deemed to be non-essential businesses has negatively impacted sales of our products to those businesses and will continue to impact our sales as long as these restrictions are in place; the extent to which the Coronavirus pandemic continues to impact our operations and financial results will depend on numerous evolving factors including: the duration of the pandemic, our ability to keep our distribution centers operating productively and with minimal down time for Coronavirus safety and remediation efforts, governmental actions such as “stay at home” or “shelter in place” regulations or guidelines, that have been and continue to be taken in response to the pandemic, the impact, duration and severity of the pandemic on economic activity, how long it will take to return to more historic levels of economic growth, and the effect of the economic downturn on our customers and customer demand for our products; factors affecting the global supply chain and the shipping and distribution of products imported to the United States by us or our domestic vendors, such as extreme weather conditions, global availability of shipping containers, port congestion, and freight and fuel costs have adversely impacted our results and could continue to do so; these increases in freight and shipping costs have from time to time impacted our margins to the extent the increases could not be passed along to customers in a timely manner and may impact our margins again in the future; our reliance on common carrier delivery services for shipping inventoried merchandise to customers and our reliance on drop ship deliveries directly to customers by our product vendors for products we do not hold in inventory has also been adversely affected by these supply chain challenges; delays in the timely availability of products from our suppliers could delay receipt of needed product and result in lost sales; in this regard, global supply chains and the timely availability of products, particularly products, or product components used in domestic manufacturing, imported from China and other Asian nations as well as from other countries, have been, and in the future could continue to be adversely affected by allocation restrictions of difficult to source products by our vendors; the imposition of tariffs and other trade barriers, as well as retaliatory trade measures, have caused us to raise the prices on certain of our products and seek alternate sources of supply, which could negatively impact our sales or disrupt our operations in the future if we are not able to mitigate these measures; our use of alternate sources of supply, such as utilizing new vendors in additional countries, entails various risks, such as identifying, vetting and managing new business relationships, reliance on new vendors and maintaining quality control over their products, and protecting our intellectual property rights; quarantines, factory slowdowns or shutdowns, border closings and travel restrictions resulting from the Coronavirus pandemic have in the past and could in the future adversely affect the timely availability of products resulting in delayed or lost sales; liquidity constraints on our vendors or customers; our ability to maintain available capacity in our distribution operations for stocked inventory and to enable on time shipment and deliveries, such as by timely implementing additional temporary or permanent distribution resources, whether in the form of additional facilities we operate or by outsourcing certain functions to third party distribution and logistics partners; we compete with other companies for recruiting, training, integrating and retaining talented and experienced employees, particularly in markets where we and they have central distribution facilities; this aspect of competition is aggravated by the current tight labor market in the U.S. which is also undergoing competitive changes due to the Coronavirus pandemic; risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed could have a material adverse effect on us; a data security breach due to our e-commerce, data storage or other information systems being hacked by those seeking to steal Company, vendor, employee or customer information, or due to employee error, resulting in disruption to our operations, litigation and/or loss of reputation or business; managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights from our vendors; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; rising interest rates, increased borrowing costs or limited credit availability, including our own ability to maintain satisfactory credit agreements and to renew credit facilities, could impact both our and our customers’ ability to fund purchases and conduct operations in the ordinary course; pending or threatened litigation and investigations, and other government actions, such as anti-dumping, unclaimed property, or trade and customs actions have occurred in the past and although had no material impact to our business, could adversely affect our business and results of operation in the future and extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

SYSTEMAX INC.
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended March 31,
	2021	2020
Net sales	$251.1	$227.3
Cost of sales	173.8	150.6
Gross profit	77.3	76.7
Gross margin	30.8%	33.7%
Selling, distribution and administrative expenses	70.7	65.2
Operating income from continuing operations	6.6	11.5
Operating margin	2.6%	5.1%
Interest and other (income) expense, net	0.1	0.2
Income from continuing operations before income taxes	6.5	11.3
Provision for income taxes	1.0	3.0
Net income from continuing operations	5.5	8.3
Net income (loss) from discontinued operations	9.7	(0.1)
Net income	$15.2	$8.2

Net income per common share from continuing operations:
Basic	$0.15	$0.21
Diluted	$0.14	$0.21

Net income (loss) per common share from discontinued operations:
Basic	$0.26	$0.00
Diluted	$0.25	$0.00

Net income per common share:
Basic	$0.41	$0.21
Diluted	$0.39	$0.21

Weighted average common and common equivalent shares:
Basic	37.7	37.7
Diluted	37.9	37.9

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	March 31,	December 31,
	2021	2020
Current assets:
Cash and cash equivalents	$36.9	$22.4
Accounts receivable, net	104.7	102.3
Inventories	134.7	132.3
Prepaid expenses and other current assets	6.6	6.8
Total current assets	282.9	263.8
Property, plant and equipment, net	16.6	16.6
Operating lease right-of-use assets	75.3	77.3
Goodwill, intangibles and other assets	16.7	17.2
Total assets	$391.5	$374.9

Current liabilities:
Accounts payable and accrued expenses	$184.8	$176.1
Operating lease liabilities	9.8	10.3
Total current liabilities	194.6	186.4
Other liabilities	4.5	4.5
Operating lease liabilities	75.0	77.2
Shareholders’ equity	117.4	106.8
Total liabilities and shareholders’ equity	$391.5	$374.9

SYSTEMAX INC.
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Quarter Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$5.5	$8.3
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	1.0	1.1
Stock-based compensation	0.4	1.0
Change in working capital	1.1	3.1
Other, net	0.9	0.2
Net cash provided by operating activities from continuing operations	8.9	13.7
Net cash provided by (used in) operating activities from discontinued operations	12.0	(0.1)
Net cash provided by operating activities	20.9	13.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(0.9)	(0.3)
Net cash used in investing activities	(0.9)	(0.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(6.4)	(43.3)
Stock-based compensation share issuances, net	0.9	0.4
Purchase of treasury shares	0.0	(3.4)
Net cash used in financing activities from continuing operations	(5.5)	(46.3)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.0	(0.1)

NET INCREASE (DECREASE) IN CASH	14.5	(33.1)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF PERIOD	24.0	97.2
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$38.5	$64.1

SUPPLEMENTAL DISCLOSURES:
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
CASH AND CASH EQUIVALENTS	$36.9	$64.1
RESTRICTED CASH	1.6	0.0
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$38.5	$64.1